UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2014

American Airlines Group Inc.

American Airlines, Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-8400 1-2691	75-1825172 13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas 4333 Amon Carter Blvd., Fort Worth, Texas		76155 76155
(Address or principal executive offices)		(Zip Code)

(817) 963-1234

(817) 963-1234

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K filed on March 3, 2014 amends and restates the disclosure included therein.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On December 9, 2013 (the “Effective Date”), US Airways Group, Inc. (“USG”) became a wholly owned subsidiary of American Airlines Group Inc. (formerly known as AMR Corporation (referred to as “AMR” prior to December 9, 2013) and referred to herein as “AAG”) as a result of the merger (the “Merger”) of AMR Merger Sub, Inc., a wholly owned subsidiary of AAG, with and into USG. Also on the Effective Date, AMR, its principal subsidiary, American Airlines, Inc. (“American”), and certain of AMR’s other direct and indirect domestic subsidiaries (collectively, the “Debtors”) consummated their reorganization pursuant to the Debtors’ fourth amended joint plan of reorganization (as amended, the “Plan”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. Prior to the Effective Date and continuing through the completion of audit services for the fiscal year ended December 31, 2013 and the filing of the 2013 Annual Reports on Form 10-K for AAG, American, USG and US Airways, Inc. on February 28, 2014, Ernst & Young LLP (“E&Y”) was engaged as the principal accountant to audit the financial statements of AAG and American (AAG and American are referred to herein together as the “American Entities”), and KPMG LLP (“KPMG”) was engaged as the principal accountant to audit the financial statements of USG and US Airways, Inc.

Subsequent to the Effective Date, the Audit Committee of the Board of Directors of AAG (the “Audit Committee”) conducted a process to select a single registered accounting firm to conduct the audit of AAG and its subsidiaries, including USG and US Airways, Inc., commencing with the fiscal year ending December 31, 2014. On February 25, 2014, the Audit Committee approved the dismissal of E&Y and the appointment of KPMG to act as the registered accounting firm of AAG and its subsidiaries commencing with the fiscal year ending December 31, 2014. On February 28, 2014, AAG advised E&Y of AAG’s determination that E&Y would be dismissed effective as of the date of E&Y’s completion of audit services for the fiscal year ended December 31, 2013 and the filing of the 2013 Annual Report on Form 10-K of AAG. Also promptly after the Audit Committee made its determination, AAG engaged KPMG as its new independent registered public accounting firm to perform audit services beginning with the fiscal year ending December 31, 2014.

The reports of E&Y on the American Entities’ financial statements as of and for the year ended December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for E&Y’s report on AAG’s financial statements stating that E&Y did not audit the financial statements of USG as of December 31, 2013 and for the period from December 9, 2013 through December 31, 2013. The reports of E&Y on the American Entities’ financial statements as of and for the year ended December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except for an explanatory paragraph stating that the accompanying consolidated financial statements were prepared assuming that AMR and American would continue as going concerns.

During the fiscal year ended December 31, 2013, and the subsequent interim period through February 28, 2014, of AAG and its subsidiaries, and the American Entities’ fiscal year ended December 31, 2012, there were no: (i) disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its report; or (ii) reportable events of the kind defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

AAG provided E&Y with a copy of this Current Report on Form 8-K/A, and AAG requested that E&Y furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein, and if not, stating the respects in which it does not agree. AAG has received the requested letter from E&Y, and a copy of the letter is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

During the fiscal year ended December 31, 2013, and the subsequent interim period through February 28, 2014, of AAG and its subsidiaries, and the American Entities’ fiscal year ended December 31, 2012, neither AAG and its subsidiaries nor the American Entities, respectively, consulted KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on AAG and its subsidiaries or the American Entities’ financial statements, and neither a written report nor oral advice was provided that KPMG concluded was an important factor considered by AAG and its subsidiaries or the American Entities in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP dated March 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines Group Inc.

/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

Dated: March 7, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

Dated: March 7, 2014

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP dated March 7, 2014.